EXHIBIT 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE SECOND QUARTER RESULTS

AT HIGH END OF COMPANY’S EARNINGS GUIDANCE

Company Reports $0.38 per Diluted Share from Continuing Operations,

Including $0.05 Positive Impact of Certain Items

Second Quarter Earnings Guidance, Excluding Certain Items, Ranged from $0.29 to $0.34

Company Raises 2008 Reported EPS Range to $1.50 to $1.60 from $1.40 to $1.50

Company Provides Third Quarter 2008 EPS Guidance of $0.20 to $0.25

LOUISVILLE, Ky. (July 31, 2008) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the second quarter ended June 30, 2008.

Second Quarter Highlights:

•	Consolidated revenues exceeded $1 billion

•	Excluding the institutional pharmacy business that was spun off in July 2007, revenues grew 9% compared to the second quarter of 2007

•	Diluted earnings per share reported at $0.38

•	Results included a positive impact of $0.05 per diluted share from certain items

•	The Company’s second quarter EPS guidance range was $0.29 to $0.34, excluding certain items

•	Strong hospital admissions growth

•	Reported hospital admissions grew 7% compared to last year’s second quarter

•	Same-store aggregate admissions grew 6%

•	Same-store non-government admissions grew 19%

•	Continued improvement in nursing center results

•	Second quarter revenues and operating income were up over last year’s same period

•	Revenue quality mix improved to 57.0% from 56.3% in the second quarter of 2007

•	Continued revenue and contract growth in Peoplefirst rehabilitation services

•	Quarterly revenues were up 25% from last year’s second quarter

•	Second quarter operating income grew 12%

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Kindred Healthcare Second Quarter Results At High End of Company’s Earnings Guidance

July 31, 2008

Continuing Operations

Consolidated revenues for the second quarter ended June 30, 2008 totaled $1.0 billion, a decline of 4% from last year’s second quarter. The decline was primarily attributable to the July 2007 spin-off of the Company’s institutional pharmacy business (the “Spin-off”). Excluding the institutional pharmacy business, revenues rose approximately 9% in the second quarter of 2008 compared to the same period in 2007. Net income from continuing operations for the second quarter of 2008 totaled $14.7 million or $0.38 per diluted share compared to $9.7 million or $0.24 per diluted share in the second quarter last year. For accounting purposes, the Spin-off was not treated as a discontinued operation. Accordingly, the Company’s historical consolidated results of operations have not been retroactively restated to reflect the Spin-off.

Operating results for the second quarter of 2008 included certain items that, in the aggregate, increased net income by $2.0 million or $0.05 per diluted share. These items included pretax income of $10.3 million related to the favorable settlement of a prior year nursing center Medicaid cost report dispute, a pretax charge of $5.1 million related to a hospital asset impairment and a pretax charge of $1.9 million related to a prior period rent escalator adjustment for ten leased facilities.

Operating results for the second quarter of 2007 included certain items that, in the aggregate, reduced net income by approximately $3.3 million or $0.08 per diluted share.

For the six months ended June 30, 2008, consolidated revenues totaled $2.1 billion compared to $2.2 billion in the first half of 2007. Net income from continuing operations totaled $29.7 million or $0.77 per diluted share for the first six months of 2008 compared to $26.2 million or $0.65 per diluted share in the same period a year ago.

Consolidated operating results for the first half of 2008 included the items discussed above that, in the aggregate, increased net income by approximately $2.0 million or $0.05 per diluted share. Operating results for the first half of 2007 included certain items that, in the aggregate, reduced net income by approximately $5.8 million or $0.14 per diluted share.

Discontinued Operations

During the past few years, the Company has entered into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses and losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

In the second quarter of 2008, the Company reported net income from discontinued operations totaling $1.1 million or $0.03 per diluted share compared to a net loss of $1.9 million or $0.05 per diluted share in the second quarter of 2007.

For the first six months of 2008, the Company reported net income from discontinued operations of $0.8 million or $0.02 per diluted share compared to a net loss of $3.3 million or $0.08 per diluted share in the first half of 2007.

In the second quarter of 2008, the Company recorded a net gain of $5.9 million or $0.15 per diluted share related primarily to the divestiture of a hospital that had been held for sale. In the second quarter of 2007, the Company recorded a net loss of $69.7 million or $1.71 per diluted share related primarily to a divestiture transaction with Ventas, Inc. (“Ventas”) (NYSE:VTR).

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Kindred Healthcare Second Quarter Results At High End of Company’s Earnings Guidance

July 31, 2008

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “Our overall performance in the second quarter was in line with our expectations as we continued to make progress in each of our three operating divisions. Our efforts to improve the quality of our services and better retain and develop our employees continued to result in strong volume and revenue growth as well as further improvements in professional liability, workers compensation and employee health costs.”

Commenting on the Company’s second quarter operations, Mr. Diaz noted, “Our hospital revenue growth of 7% was driven by 7% growth in overall admissions as well as 6% growth in same-store admissions. Solid growth in non-government admissions and steady payment rates in this category also contributed to our hospital top-line growth. Excluding the favorable prior year Medicaid cost report settlement, our nursing center revenues grew 7% and operating income grew 11% in the second quarter compared to the same period last year as a result of higher patient volumes, improved quality mix, lower employee turnover and improved operating efficiencies. Peoplefirst rehabilitation services reported another solid quarter, with revenues increasing 25% and operating income growing 12% compared to the second quarter last year.”

Mr. Diaz continued, “Notwithstanding our good overall results for the quarter, our hospital results were softer than we expected due primarily to cost management issues and shortfalls in some of our newer facilities. In the second half of the year, we believe that we can improve our performance in these areas.”

With respect to the Company’s ongoing development activities, Mr. Diaz remarked, “We are continuing to develop seven additional hospitals that will open over the next couple of years, and we are reviewing other acquisitions and development opportunities in each of our operating divisions.”

2008 Earnings Guidance – Continuing Operations

The Company raised its 2008 earnings guidance for continuing operations. The Company expects consolidated revenues for 2008 to approximate $4.2 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rents, is expected to range from $578 million to $585 million. Rent expense is expected to approximate $349 million, while depreciation, amortization and net interest expense are expected to approximate $130 million. Net income from continuing operations for 2008 is expected to approximate $59 million to $62 million or $1.50 to $1.60 per diluted share (based upon diluted shares of 39 million).

The Company also provided its earnings outlook for the third quarter of 2008, estimating net income from continuing operations to range from $8 million to $10 million or $0.20 to $0.25 per diluted share (based upon diluted shares of 39 million).

The Company indicated that the earnings guidance reflects the estimated impact of (a) a proposed rule issued by the Centers for Medicare and Medicaid Services (“CMS”) on April 14, 2008 related to the re-weighting of payments under the prospective payment system for long-term acute care (“LTAC”) hospitals and (b) the final rule issued by CMS on July 31, 2008 related to changes in Medicare payments to nursing centers. The Company also indicated that the earnings guidance does not reflect any material acquisitions or divestitures and does not take into account any repurchases of common stock.

Mr. Diaz noted, “We look forward to continued progress in each of our operating divisions as we focus on the execution of our strategic operating plan. As in the past, we expect some seasonal weakness in the third quarter, particularly in our hospital business, followed by stronger fourth quarter performance.”

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Kindred Healthcare Second Quarter Results At High End of Company’s Earnings Guidance

July 31, 2008

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the second quarter 2008 conference call through a link on Kindred’s website at www.kindredhealthcare.com. The conference call will be held August 1, 2008 at 10:00 a.m. Eastern Time.

A telephone replay of the conference call will be available at approximately 1:00 p.m. on August 1 by dialing (719) 457-0820, access code: 9933774. The replay will be available through August 9.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (b) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007, including the ability of the Company’s hospitals to adjust to potential LTAC certification and the three-year moratorium on future hospital development; (c) the Company’s ability to operate pursuant to the terms of its debt obligations and its master leases with Ventas; (d) the Company’s ability to meet its rental and debt service obligations; (e) the Company’s ability to attract and retain key executives and other healthcare personnel; (f) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (g) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (h) failure of the Company’s facilities to meet applicable licensure and certification requirements; (i) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (j) the Company’s ability to control costs, particularly labor and employee benefit costs; (k) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) the further consolidation of managed care organizations and other third party payors; (o) the Company’s ability to successfully dispose of unprofitable facilities; (p) changes in generally

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Kindred Healthcare Second Quarter Results At High End of Company’s Earnings Guidance

July 31, 2008

accepted accounting principles or practices; and (q) the Company’s ability to maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that net income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider net income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to net income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc. is a healthcare services company, based in Louisville, Kentucky, with annual revenues of over $4 billion. At June 30, 2008, Kindred through its subsidiaries provided healthcare services in 656 locations in 40 states, including 83 long-term acute care hospitals, 228 skilled nursing centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 345 non-affiliated facilities. Kindred’s 53,900 employees are committed to providing high quality patient care and outstanding customer service to become the most trusted and respected provider of healthcare services in every community we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Second Quarter Results At High End of Company’s Earnings Guidance

July 31, 2008

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Revenues	$1,050,342	$1,096,245	$2,110,103	$2,205,234

Income from continuing operations	$14,717	$9,643	$29,738	$26,168
Discontinued operations, net of income taxes:
Income (loss) from operations	1,104	(1,874)	773	(3,300)
Gain (loss) on divestiture of operations	5,840	(69,702)	5,840	(76,968)

Net income (loss)	$21,661	$(61,933)	$36,351	$(54,100)

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.39	$0.24	$0.79	$0.66
Discontinued operations:
Income (loss) from operations	0.03	(0.05)	0.02	(0.08)
Gain (loss) on divestiture of operations	0.15	(1.76)	0.16	(1.95)

Net income (loss)	$0.57	$(1.57)	$0.97	$(1.37)

Diluted:
Income from continuing operations	$0.38	$0.24	$0.77	$0.65
Discontinued operations:
Income (loss) from operations	0.03	(0.05)	0.02	(0.08)
Gain (loss) on divestiture of operations	0.15	(1.71)	0.15	(1.91)

Net income (loss)	$0.56	$(1.52)	$0.94	$(1.34)

Shares used in computing earnings (loss) per common share:
Basic	37,714	39,591	37,579	39,403
Diluted	38,943	40,645	38,783	40,426

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Kindred Healthcare Second Quarter Results At High End of Company’s Earnings Guidance

July 31, 2008

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues	$1,050,342	$1,096,245	$2,110,103	$2,205,234

Salaries, wages and benefits	602,752	603,047	1,211,653	1,206,599
Supplies	82,586	181,121	162,548	362,756
Rent	88,461	88,273	174,587	172,945
Other operating expenses	225,113	177,587	455,813	360,021
Other income	(5,167)	—	(9,884)	—
Depreciation and amortization	31,269	30,388	62,674	58,590
Interest expense	2,907	2,692	7,828	6,287
Investment income	(2,340)	(3,617)	(5,608)	(7,450)

	1,025,581	1,079,491	2,059,611	2,159,748

Income from continuing operations before income taxes	24,761	16,754	50,492	45,486
Provision for income taxes	10,044	7,111	20,754	19,318

Income from continuing operations	14,717	9,643	29,738	26,168
Discontinued operations, net of income taxes:
Income (loss) from operations	1,104	(1,874)	773	(3,300)
Gain (loss) on divestiture of operations	5,840	(69,702)	5,840	(76,968)

Net income (loss)	$21,661	$(61,933)	$36,351	$(54,100)

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.39	$0.24	$0.79	$0.66
Discontinued operations:
Income (loss) from operations	0.03	(0.05)	0.02	(0.08)
Gain (loss) on divestiture of operations	0.15	(1.76)	0.16	(1.95)

Net income (loss)	$0.57	$(1.57)	$0.97	$(1.37)

Diluted:
Income from continuing operations	$0.38	$0.24	$0.77	$0.65
Discontinued operations:
Income (loss) from operations	0.03	(0.05)	0.02	(0.08)
Gain (loss) on divestiture of operations	0.15	(1.71)	0.15	(1.91)

Net income (loss)	$0.56	$(1.52)	$0.94	$(1.34)

Shares used in computing earnings (loss) per common share:
Basic	37,714	39,591	37,579	39,403
Diluted	38,943	40,645	38,783	40,426

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Kindred Healthcare Second Quarter Results At High End of Company’s Earnings Guidance

July 31, 2008

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$18,816	$32,877
Cash - restricted	4,913	5,360
Insurance subsidiary investments	191,209	231,693
Accounts receivable less allowance for loss	666,108	598,108
Inventories	22,462	22,035
Deferred tax assets	53,429	59,936
Income taxes	11,498	43,128
Other	25,163	20,510

	993,598	1,013,647

Property and equipment	1,309,328	1,226,111
Accumulated depreciation	(601,696)	(542,773)

	707,632	683,338

Goodwill	71,257	69,100
Intangible assets less accumulated amortization	80,078	79,956
Assets held for sale	511	15,837
Insurance subsidiary investments	51,364	49,166
Deferred tax assets	126,276	113,854
Other	45,936	54,654

	$2,076,652	$2,079,552

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$164,676	$180,367
Salaries, wages and other compensation	261,341	261,608
Due to third party payors	27,173	41,980
Professional liability risks	56,550	64,740
Other accrued liabilities	79,125	80,663
Long-term debt and capital lease obligation due within one year	78	584

	588,943	629,942

Long-term debt	266,174	275,814
Capital lease obligation	—	15,760
Professional liability risks	201,790	186,652
Deferred credits and other liabilities	110,261	109,260

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 38,770 shares - June 30, 2008 and 38,339 shares - December 31, 2007	9,692	9,585
Capital in excess of par value	803,324	790,367
Accumulated other comprehensive income (loss)	(518)	1,250
Retained earnings	96,986	60,922

	909,484	862,124

	$2,076,652	$2,079,552

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Kindred Healthcare Second Quarter Results At High End of Company’s Earnings Guidance

July 31, 2008

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income (loss)	$21,661	$(61,933)	$36,351	$(54,100)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,269	31,682	62,674	61,103
Amortization of stock-based compensation costs	3,626	4,572	7,395	8,152
Provision for doubtful accounts	6,788	9,687	15,160	16,882
Deferred income taxes	(8,429)	(9,484)	(13,147)	(14,915)
(Gain) loss on divestiture of discontinued operations	(5,840)	69,702	(5,840)	76,968
Other	4,569	(863)	3,993	(1,515)
Change in operating assets and liabilities:
Accounts receivable	17,997	1,764	(84,146)	(45,428)
Inventories and other assets	2,714	2,808	(4,458)	(2,910)
Accounts payable	(11,382)	(5,523)	(11,030)	(16,614)
Income taxes	(4,570)	10,894	37,026	27,081
Due to third party payors	(11,316)	6,570	(14,807)	4,388
Other accrued liabilities	(3,133)	13,458	4,989	21,500

Net cash provided by operating activities	43,954	73,334	34,160	80,592

Cash flows from investing activities:
Purchase of property and equipment	(39,920)	(44,734)	(64,860)	(78,756)
Acquisitions	(24,325)	(175,612)	(26,405)	(215,254)
Sale of assets	20,760	2,740	27,239	79,906
Purchase of insurance subsidiary investments	(33,835)	(41,201)	(69,068)	(91,879)
Sale of insurance subsidiary investments	28,034	46,797	66,933	98,284
Net change in insurance subsidiary cash and cash equivalents	(1,525)	(20,312)	38,428	4,681
Net change in other investments	7,000	14	7,000	14
Other	194	3,691	1,288	(3,423)

Net cash used in investing activities	(43,617)	(228,617)	(19,445)	(206,427)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	353,100	439,000	728,100	875,800
Repayment of borrowings under revolving credit	(343,500)	(300,400)	(737,700)	(753,800)
Repayment of long-term debt	(19)	(18)	(38)	(35)
Repayment of capital lease obligation	(15,993)	—	(16,268)	—
Payment of deferred financing costs	(48)	(235)	(179)	(306)
Issuance of common stock	5,056	8,878	5,778	9,748
Other	2,991	5,854	(8,469)	(8,870)

Net cash provided by (used in) financing activities	1,587	153,079	(28,776)	122,537

Change in cash and cash equivalents	1,924	(2,204)	(14,061)	(3,298)
Cash and cash equivalents at beginning of period	16,892	19,763	32,877	20,857

Cash and cash equivalents at end of period	$18,816	$17,559	$18,816	$17,559

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Kindred Healthcare Second Quarter Results At High End of Company’s Earnings Guidance

July 31, 2008

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2007 Quarters				2008 Quarters
	First	Second	Third	Fourth	First	Second
Revenues	$1,108,989	$1,096,245	$1,009,459	$1,005,573	$1,059,761	$1,050,342

Salaries, wages and benefits	603,552	603,047	599,049	581,054	608,901	602,752
Supplies	181,635	181,121	109,900	78,331	79,962	82,586
Rent	84,672	88,273	88,085	86,530	86,126	88,461
Other operating expenses	182,434	177,587	194,049	199,971	230,700	225,113
Other income	—	—	(3,201)	(4,500)	(4,717)	(5,167)
Depreciation and amortization	28,202	30,388	30,916	32,261	31,405	31,269
Interest expense	3,595	2,692	5,014	5,743	4,921	2,907
Investment income	(3,833)	(3,617)	(3,785)	(4,920)	(3,268)	(2,340)

	1,080,257	1,079,491	1,020,027	974,470	1,034,030	1,025,581

Income (loss) from continuing operations before income taxes	28,732	16,754	(10,568)	31,103	25,731	24,761
Provision (benefit) for income taxes	12,207	7,111	(1,510)	13,493	10,710	10,044

Income (loss) from continuing operations	16,525	9,643	(9,058)	17,610	15,021	14,717
Discontinued operations, net of income taxes:
Income (loss) from operations	(1,426)	(1,874)	(4)	(1,265)	(331)	1,104
Gain (loss) on divestiture of operations	(7,266)	(69,702)	—	(53)	—	5,840

Net income (loss)	$7,833	$(61,933)	$(9,062)	$16,292	$14,690	$21,661

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.42	$0.24	$(0.23)	$0.47	$0.40	$0.39
Discontinued operations:
Income (loss) from operations	(0.03)	(0.05)	—	(0.03)	(0.01)	0.03
Gain (loss) on divestiture of operations	(0.19)	(1.76)	—	—	—	0.15

Net income (loss)	$0.20	$(1.57)	$(0.23)	$0.44	$0.39	$0.57

Diluted:
Income (loss) from continuing operations	$0.41	$0.24	$(0.23)	$0.46	$0.39	$0.38
Discontinued operations:
Income (loss) from operations	(0.03)	(0.05)	—	(0.03)	(0.01)	0.03
Gain (loss) on divestiture of operations	(0.18)	(1.71)	—	—	—	0.15

Net income (loss)	$0.20	$(1.52)	$(0.23)	$0.43	$0.38	$0.56

Shares used in computing earnings (loss) per common share:
Basic	39,212	39,591	39,013	37,365	37,444	37,714
Diluted	39,997	40,645	39,013	38,366	38,618	38,943

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Kindred Healthcare Second Quarter Results At High End of Company’s Earnings Guidance

July 31, 2008

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2007 Quarters				2008 Quarters
	First	Second	Third	Fourth	First	Second
Revenues:

Hospital division	$459,806	$437,473	$427,199	$447,794	$488,244	$470,160

Health services division	485,635	496,399	508,191	524,561	534,793	542,207	(a)

Rehabilitation division	83,756	85,288	88,284	95,069	104,499	106,318

Pharmacy division	174,704	173,407	58,000	—	—	—

	1,203,901	1,192,567	1,081,674	1,067,424	1,127,536	1,118,685
Eliminations:
Rehabilitation	(58,917)	(59,251)	(59,721)	(61,851)	(67,775)	(68,343)
Pharmacy	(35,995)	(37,071)	(12,494)	—	—	—

	(94,912)	(96,322)	(72,215)	(61,851)	(67,775)	(68,343)

	$1,108,989	$1,096,245	$1,009,459	$1,005,573	$1,059,761	$1,050,342

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$99,748	$85,696	$82,566	$94,189	$95,663	$78,981	(b,c)

Health services division	61,669	71,953	75,166	87,961	74,200	90,446	(a,b)

Rehabilitation division	10,044	9,097	8,309	7,076	11,486	10,178	(b)

Pharmacy division	9,243	7,883	431	—	—	—

Corporate:
Overhead	(37,794)	(38,506)	(54,954)	(36,463)	(34,931)	(33,200	)(b)
Insurance subsidiary	(1,542)	(1,633)	(1,856)	(2,046)	(1,503)	(1,347)

	(39,336)	(40,139)	(56,810)	(38,509)	(36,434)	(34,547)

Operating income	141,368	134,490	109,662	150,717	144,915	145,058
Rent	(84,672)	(88,273)	(88,085)	(86,530)	(86,126)	(88,461	)(d)
Depreciation and amortization	(28,202)	(30,388)	(30,916)	(32,261)	(31,405)	(31,269)
Interest, net	238	925	(1,229)	(823)	(1,653)	(567)

Income (loss) from continuing operations before income taxes	28,732	16,754	(10,568)	31,103	25,731	24,761
Provision (benefit) for income taxes	12,207	7,111	(1,510)	13,493	10,710	10,044

	$16,525	$9,643	$(9,058)	$17,610	$15,021	$14,717

(a)	Includes $10.3 million of income related to the favorable settlement of a prior year nursing center Medicaid cost report dispute.
(b)	Beginning January 1, 2008, certain incentive compensation costs were charged to the operating divisions that had previously been classified as corporate overhead. These charges approximated $1.7 million for the hospital division, $1.5 million for the health services division and $0.3 million for the rehabilitation division in the second quarter of 2008. Segment operating results for prior periods were not restated to reflect this reclassification.
(c)	Includes a $5.1 million asset impairment charge.
(d)	Includes a $1.9 million charge related to a prior period facility rent escalator adjustment.

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Kindred Healthcare Second Quarter Results At High End of Company’s Earnings Guidance

July 31, 2008

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2007 Quarters				2008 Quarters
	First	Second	Third	Fourth	First	Second
Rent:
Hospital division	$34,648	$36,129	$36,001	$36,940	$36,853	$38,787	(a)

Health services division	47,239	48,985	50,078	48,245	47,883	48,175	(a)

Rehabilitation division	1,069	1,133	1,180	1,259	1,358	1,393

Pharmacy division	1,642	1,943	740	—	—	—

Corporate	74	83	86	86	32	106

	$84,672	$88,273	$88,085	$86,530	$86,126	$88,461

Depreciation and amortization:
Hospital division	$9,083	$10,027	$11,156	$12,038	$11,653	$11,794

Health services division	10,981	11,825	13,284	14,572	14,389	13,677

Rehabilitation division	236	273	284	383	387	485

Pharmacy division	2,816	2,760	934	—	—	—

Corporate	5,086	5,503	5,258	5,268	4,976	5,313

	$28,202	$30,388	$30,916	$32,261	$31,405	$31,269

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$20,765	$25,909	$23,505	$24,905	$13,556	$20,022

Health services division	6,696	10,460	13,908	15,876	7,135	10,744

Rehabilitation division	118	253	385	1,281	282	280

Pharmacy division	1,712	1,613	790	—	—	—

Corporate:
Information systems	4,457	5,765	4,668	9,541	3,832	8,616
Other	274	734	11,000	1,873	135	258

	$34,022	$44,734	$54,256	$53,476	$24,940	$39,920

(a)	Includes adjustments to prior period facility rent escalators of $1.5 million for the hospital division and $0.4 million for the health services division.

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Kindred Healthcare Second Quarter Results At High End of Company’s Earnings Guidance

July 31, 2008

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2007 Quarters				2008 Quarters
	First	Second	Third	Fourth	First	Second
Hospital data:
End of period data:
Number of hospitals	81	81	83	84	84	83
Number of licensed beds	6,319	6,378	6,495	6,567	6,567	6,501

Revenue mix %:
Medicare	60	58	56	57	57	56
Medicaid	10	10	11	11	9	9
Medicare Advantage	n/a	4	6	7	8	9
Commercial insurance and other	30	28	27	25	26	26

Admissions:
Medicare	7,745	7,160	6,884	7,473	8,227	7,458
Medicaid	1,067	1,021	1,115	1,072	1,053	1,019
Medicare Advantage	n/a	391	600	696	912	855
Commercial insurance and other	2,278	1,858	1,730	1,786	1,911	1,865

	11,090	10,430	10,329	11,027	12,103	11,197

Admissions mix %:
Medicare	70	69	67	68	68	66
Medicaid	10	10	11	10	9	9
Medicare Advantage	n/a	3	6	6	7	8
Commercial insurance and other	20	18	16	16	16	17

Patient days:
Medicare	213,622	205,545	196,927	207,733	224,332	215,328
Medicaid	53,346	52,286	52,548	54,995	53,148	53,362
Medicare Advantage	n/a	14,013	18,612	22,583	28,712	29,527
Commercial insurance and other	83,292	71,928	66,602	68,169	69,702	70,323

	350,260	343,772	334,689	353,480	375,894	368,540

Average length of stay:
Medicare	27.6	28.7	28.6	27.8	27.3	28.9
Medicaid	50.0	51.2	47.1	51.3	50.5	52.4
Medicare Advantage	n/a	35.8	31.0	32.4	31.5	34.5
Commercial insurance and other	36.6	38.7	38.5	38.2	36.5	37.7
Weighted average	31.6	33.0	32.4	32.1	31.1	32.9

Revenues per admission:
Medicare	$35,532	$35,373	$34,837	$34,468	$33,705	$35,401
Medicaid	42,911	44,265	40,719	44,689	42,757	43,431
Medicare Advantage	n/a	49,038	41,075	41,527	41,966	46,399
Commercial insurance and other	60,940	64,495	67,824	63,497	66,802	65,528
Weighted average	41,461	41,944	41,359	40,609	40,341	41,990

Revenues per patient day:
Medicare	$1,288	$1,232	$1,218	$1,240	$1,236	$1,226
Medicaid	858	864	864	871	847	829
Medicare Advantage	n/a	1,368	1,324	1,280	1,333	1,344
Commercial insurance and other	1,667	1,666	1,762	1,664	1,832	1,738
Weighted average	1,313	1,272	1,277	1,267	1,299	1,276

Medicare case mix index (discharged patients only)	1.11	1.10	1.09	1.10	1.11	1.15

Average daily census	3,892	3,778	3,638	3,842	4,131	4,050
Occupancy %	68.4	65.6	61.6	64.1	68.1	67.2

n/a - not available

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Kindred Healthcare Second Quarter Results At High End of Company’s Earnings Guidance

July 31, 2008

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2007 Quarters				2008 Quarters
	First	Second	Third	Fourth	First	Second
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	223	223	224	224	224	224
Managed	4	4	4	4	4	4

	227	227	228	228	228	228

Number of licensed beds:
Owned or leased	28,481	28,477	28,719	28,621	28,371	28,251
Managed	485	485	485	485	485	485

	28,966	28,962	29,204	29,106	28,856	28,736

Revenue mix %:
Medicare	35	35	34	34	35	35
Medicaid	44	44	44	44	42	43
Medicare Advantage	n/a	n/a	n/a	n/a	5	5
Private and other	21	21	22	22	18	17

Patient days (excludes managed facilities):
Medicare	389,354	390,142	382,527	390,907	409,902	402,269
Medicaid	1,405,392	1,417,578	1,441,273	1,429,155	1,394,925	1,387,374
Medicare Advantage	n/a	n/a	n/a	n/a	79,221	82,886
Private and other	432,145	448,605	478,831	489,190	415,290	407,141

	2,226,891	2,256,325	2,302,631	2,309,252	2,299,338	2,279,670

Patient day mix %:
Medicare	18	17	17	17	18	18
Medicaid	63	63	62	62	61	61
Medicare Advantage	n/a	n/a	n/a	n/a	3	3
Private and other	19	20	21	21	18	18

Revenues per patient day:
Medicare Part A	$406	$408	$408	$422	$429	$431
Total Medicare (including Part B)	442	444	445	458	461	466
Medicaid	152	153	156	160	160	168
Medicare Advantage	n/a	n/a	n/a	n/a	348	351
Private and other	231	237	237	238	229	228
Weighted average	218	220	221	227	232	238

Average daily census	24,743	24,795	25,029	25,101	25,267	25,051
Occupancy %	88.2	87.4	87.8	87.8	89.2	89.0

Rehabilitation data:
Revenue mix %:
Company-operated	74	69	68	65	65	64
Non-affiliated	26	31	32	35	35	36

Therapist productivity %	79.6	80.2	79.0	78.9	81.9	81.3

n/a - not available

- MORE -

Kindred Healthcare Second Quarter Results At High End of Company’s Earnings Guidance

July 31, 2008

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2008 - Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	2008 Earnings Guidance Ranges (a)
	As of July 31, 2008		As of May 5, 2008
	Low	High	Low	High
Operating income	$578	$585	$571	$578

Rent	349	349	345	345
Depreciation and amortization	124	124	124	124
Interest, net	6	6	8	8

Income from continuing operations before income taxes	99	106	94	101
Provision for income taxes	40	44	39	42

Income from continuing operations	$59	$62	$55	$59

Earnings per diluted share	$1.50	$1.60	$1.40	$1.50

Shares used in computing earnings per diluted share	39.0	39.0	39.0	39.0

(a)	The Company’s earnings guidance reflects the estimated impact of (a) a proposed rule issued by CMS on April 14, 2008 related to the re-weighting of payments under the prospective payment system for LTAC hospitals and (b) the final rule issued by CMS on July 31, 2008 related to changes in Medicare payments to nursing centers. The earnings guidance does not reflect any material acquisitions or divestitures and does not take into account any repurchases of common stock.

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